UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) July 17, 2006

VYYO INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-30189	94-3241270
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

4015 Miranda Avenue, First Floor, Palo Alto, California	94304
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code  (650) 319-4000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01      Entry into a Material Definitive Agreement.

Vyyo Inc. (the “Registrant”) has previously announced its intention to relocate its corporate headquarters from Palo Alto, California to Norcross, Georgia. The Registrant’s obligations under the lease of its California facility end as of October 31, 2006. The Registrant’s wholly-owned subsidiary, Xtend Networks Inc. (“Xtend”), is a party to a Lease Agreement dated January 20, 2005 whereby Xtend leases approximately 5,740 square feet in Norcross, Georgia (the “Original Georgia Lease”) from I&G Peachtree Corners, L.L.C. (the “Landlord”).

In connection with the Registrant’s relocation to the existing facility occupied by Xtend, Xtend has executed a First Amendment to Lease as of July 17, 2006 (the “Amended Georgia Lease”), whereby the Original Georgia Lease is amended to provide that, among other things: (a) Xtend will lease an aggregate 14,654 square feet of the Norcross, Georgia facility (the “New Premises”); (b) the Original Georgia Lease will be terminated as it relates to the original space leased by Xtend; and (c) the lease term will be extended to expire on the five-year anniversary of the date that is 60 calendar days after the date that a building permit is issued for the New Premises (which is expected to occur before August 31, 2006).

As required by the Amended Georgia Lease, the Registrant has delivered approximately $35,800 as an additional security deposit for the New Premises. The Landlord will provide a construction allowance of up to approximately $337,000 toward the cost of preparing the New Premises for occupation by the Registrant. The monthly rent on the New Premises starts at approximately $21,981 per month during the first year of the Amended Georgia Lease and increases incrementally during the term up to approximately $25,485 per month during the fifth year of the Amended Lease. In addition, the Registrant will continue to pay its proportionate share of the operating expenses of the building in which the New Premises are located.

In connection with Xtend’s execution of the Amended Georgia Lease, the Registrant has executed a Guaranty to the Landlord of the New Premises whereby the Registrant guarantees the due and punctual payment in full by Xtend (and not merely the collectibility), and the full performance and observance by Xtend, of all of Xtend’s obligations under the Amended Georgia Lease.

Item 2.03      Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As described above in Item 1.01 which is incorporated by reference in its entirety into this Item 2.03, on July 17, 2006 Xtend amended and extended the Original Georgia Lease as provided in the Amended Georgia Lease. The square footage leased by Xtend under the Original Georgia Lease has been expanded from approximately 5,740 square feet to approximately 14,654 square feet. The term of the Amended Georgia Lease is 60 months with the monthly rent beginning at $21,981 per month ($18.00 per square foot per year) and escalating to approximately $25,485 per month ($20.87 per square foot per year) during the fifth year of the lease. The aggregate gross rental payments are approximately $1,351,001. Please see the discussion above related to the additional security deposit paid by the Registrant as well as the construction allowance related to the cost of improvements for the New Premises.

The Registrant has executed a Guaranty to the Landlord which guarantees the payment in full (and not merely the collection) and the full performance and observance by Xtend of all of Xtend’s obligations under the Amended Georgia Lease.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VYYO INC.

Date: July 20, 2006	By:	/s/ Tashia L. Rivard
Tashia L. Rivard
General Counsel